Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT
This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of November 22, 2019, and is made by and among Security Federal Corporation, a South Carolina corporation (the “Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
RECITALS
WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $17.5 million in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein);
WHEREAS, the Company has engaged Performance Trust Capital Partners, LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;
WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined in Rule 144A of Regulation D (“QIB”) ;
WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D;
WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes; and
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.	DEFINITIONS.
1.1. Defined Terms.  The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.
“Agreement” has the meaning set forth in the preamble hereto.

“Bank” means Security Federal Bank, a South Carolina state commercial bank and wholly-owned subsidiary of the Company.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of South Carolina are permitted or required by any applicable law or executive order to close.
“Bylaws” means the Bylaws of the Company, as in effect on the Closing Date.
“Charter” means the Articles of Incorporation of the Company, as amended, as in effect on the Closing Date.
“Closing” has the meaning set forth in Section 2.5.
“Closing Date” means November 22, 2019.
“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.
“Company Covered Person” has the meaning set forth in Section 4.3(d).
“Company’s Reports” means (a) the Company’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, (b) the Company’s quarterly reports on Form 10-Q, as filed with the SEC since December 31, 2018, (c) any Current Report on Form 8-K, as filed or finished by Company with the SEC since December 31, 2018, (d) the Consolidated Report of Condition and Income on Form FFIEC 051 filed by the Bank for the period ended September 30, 2019 and (e) the Parent Company Only Financial Statements on Form FR Y-9SP for the period ended June 30, 2019.
“Disbursements” has the meaning set forth in Section 3.1.
“Disqualification Event” has the meaning set forth in Section 4.3(d).
“DTC” has the meaning set forth in Section 5.7.
“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
“Event of Default” has the meaning set forth in the Subordinated Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the SEC promulgated thereunder.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary.
“Governmental Licenses” has the meaning set forth in Section 4.4.
“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including:  the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. § 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
“Indebtedness” means:  (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (b) all obligations secured by any lien in property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other Indebtedness created, incurred or maintained in the ordinary course of the Company’s or its Subsidiaries business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.
“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
“Material Adverse Effect” means, with respect to any Person, any change or effect that (a) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (b) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (ii) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (iii) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (iv) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, and (v) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.
“Maturity Date” means November 22, 2029.
“Noteholder” has the meaning set forth in the Subordinated Notes.
“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
“Placement Agent” has the meaning set forth in the Recitals.
“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company.
“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.
“QIB” has the meaning set forth in the Recitals.
“Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.
“Secondary Market Transaction” has the meaning set forth in Section 5.5.
“Securities Act” has the meaning set forth in the Recitals.
“SEC” means the Securities and Exchange Commission.
“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto and issued pursuant to the terms of this Agreement, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.
“Subordinated Note Amount” has the meaning set forth in the Recitals.
“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.
“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.
“Transaction Documents” has the meaning set forth in Section 3.2(a).
1.2. Interpretations.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided.  All references to this Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time.  With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.
1.3. Exhibits Incorporated.  All Exhibits attached are hereby incorporated into this Agreement.
2.	SUBORDINATED DEBT.
2.1. Certain Terms.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts.  The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes.  The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.  The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes.  The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (a) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (b) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.
2.2. Subordination.  The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.
2.3. Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full.  The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.
2.4. Unsecured Obligations; No Sinking Fund.  The obligations of the Company to the Purchasers under the Subordinated Notes shall be unsecured. The Subordinated Notes are not entitled to the benefit of any sinking fund.
2.5. The Closing.  The closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.6. Payments.  The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.
2.7. Right of Offset.  Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.8. Use of Proceeds.  The Company shall use the net proceeds from the sale of Subordinated Notes to support organic growth, for general corporate purposes, and to fund potential acquisitions.
3.	DISBURSEMENT.
3.1. Disbursement.  On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 and Section 3.3 have been satisfied by the Company and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Subordinated Note and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”).  The Company will deliver to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Purchaser), registered in such names and denominations as such Purchasers may request.
3.2. Conditions to the Purchasers’ Obligation.  The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by them at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):
(a) Transaction Documents.  This Agreement and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.
(b) Authority Documents.
(i) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Charter of the Company;

(ii) A certificate of corporate existence for the Company issued by the Secretary of State of the State of South Carolina;

(iii) A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of the Company;

              (iv)   A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the execution, delivery and performance of the Transaction Documents;

(v) An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

               (vi)   The opinion of Breyer & Associates PC, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Purchasers and Placement Agent.

(c) Other Documents.  Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

(d) Aggregate Investments.  Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page.
3.3. Conditions to the Company’s Obligation.  With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to  delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser.
4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants to each Purchaser as follows:
4.1.   Organization and Authority.
(a) The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of South Carolina and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
(b) Each of the Company’s Subsidiaries is listed in Exhibit C attached hereto and incorporated herein by this reference.  Each Subsidiary of the Company other than the Bank either has been duly organized and is validly existing as a corporation, statutory trust or limited liability company, or, in the case of the Bank, has been duly chartered and is validly existing as a South Carolina state chartered commercial bank, in each case in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.
(c) The deposit accounts of the Bank are insured by the FDIC up to applicable limits.  The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. § 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.
4.2. Capital Stock and Related Matters.  The Charter of the Company authorize the Company to issue 5,000,000 shares of common stock, par value $0.01 per share and 200,000 shares of serial preferred stock, par value $0.01 per share.  As of the date of this Agreement, there are 2,956,854 shares of the Company’s common stock issued and outstanding and no shares of the Company’s preferred stock issued and outstanding.  All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors and 302,800 shares that may be issued upon conversion of the Company’s 8.0% Convertible Senior Debentures Due 2029.
4.3.         No Impediment to Transactions.
   (a) Transaction is Legal and Authorized.  The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amount the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.
(b) Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
(c) Subordinated Notes.  The Subordinated Notes have been duly authorized by the Company and when executed by the Company and issued, delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of the Company and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
(d) Exemption from Registration.  Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes.  Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”).  To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D.
(e) No Defaults or Restrictions.  Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under:  (A) the Charter or Bylaws of the Company; (B) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (C) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (D) any statute, rule or regulation applicable to the Company, except, in the case of items (B), (C) or (D), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company.  Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
(f) Governmental Consent.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.
4.4. Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as whole; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
4.5. Financial Condition.
(a)  Company Financial Statements.  The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been provided to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.  The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.  The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the

Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.
(b) Absence of Default.  Since the end of the Company’s last fiscal year ended December 31, 2018, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company.  The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on the Company.
(c) Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature.  No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.
(d) Ownership of Property.  The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of Atlanta, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it.  Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.
4.6. No Material Adverse Change.  Since the end of the Company’s last fiscal year ended December 31, 2018, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
4.7. Legal Matters.
(a) Compliance with Law.  The Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing.
(b) Regulatory Enforcement Actions.  The Company, the Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (i) any such restrictions threatened, or (ii) any agreements, memoranda or commitments being sought by any Governmental Agency.
(c) Pending Litigation.  There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or materially and adversely affect issuance or payment of the Subordinated Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
(d) Environmental.  No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities.  There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.
(e) Brokerage Commissions.  Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
(f) Investment Company Act.  Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
4.8. Internal Accounting Controls.  The Company, the Bank and each other Subsidiary has established and maintains proper and adequate internal accounting controls that provide reasonable assurance that (a) all material transactions are executed with the authorization of the Company’s management, (b) all material transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (c) access to the Company’s material assets is permitted only in accordance with the authorization of the Company’s management.  Such internal accounting controls are effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  Since the conclusion of the Company’s last completed fiscal year, to the Company’s knowledge, there has not been and there currently is not (x) any material deficiency in the design or operation of its internal accounting controls which is reasonably likely to have a Material Adverse Effect on such system of internal accounting controls, or (b) any fraud that involves management or other employees who have a role in the Company’s or the Bank’s internal accounting controls.
4.9. Tax Matters.  The Company, Bank and each Subsidiary of the Company have (a) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (b) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.
4.10. Exempt Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to the Purchasers.
4.11. Representations and Warranties Generally.  The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by or on behalf of the Company pursuant to or in connection with this Agreement are true and correct in all material respects as of the date hereof and as otherwise specifically provided herein or therein.
5.	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.
The Company hereby further covenants and agrees with each Purchaser as follows:
5.1. Compliance with Transaction Documents.  The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.
5.2. Affiliate Transactions.  The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
5.3. Compliance with Laws.
(a) Generally.  The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(b) Regulated Activities.  The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
(c) Taxes.  The Company shall and shall cause Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries.  Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.
(d) Corporate Existence.  The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and its other Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank or the other Subsidiaries.
(e) Dividends, Payments, and Guarantees During Event of Default.  Upon the occurrence of an Event of Default (as defined under the Subordinated Notes), until such Event of Default is cured by the Company or waived by the Noteholders (as defined under the Subordinated Notes) in accordance with Section 18 of the Subordinated Notes, and except as required by any federal or state Governmental Agency, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (iii) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (A) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (B) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (D) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (E) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.
(f) Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.
5.4. Absence of Control.  It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.
5.5. Secondary Market Transactions.  To the extent and so long as not in violation of Section 6.4 hereof, each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction but in no event shall the Company be required to incur more than $10,000 (without reimbursement) in costs or expenses in connection with such Secondary Market Transaction.  Subject to any written confidentiality obligation, including the terms of any non-disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by Purchaser in connection with participation in such Secondary Market Transaction.  All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person.
5.6. Rule 144A Information.  While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
5.7. DTC Registration.  Upon the request of a holder of a Subordinated Note that is a QIB and provided that the applicable depository eligibility requirements are met, the Company shall use commercially reasonable efforts to cause the Subordinated Notes held by such QIB to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC.
6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.
Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:
6.1. Legal Power and Authority.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  It is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.
6.2. Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
6.3. No Conflicts.  Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (a) its organizational documents, (b) any agreement to which it is party, (c) any law applicable to it or (d) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.
6.4. Purchase for Investment.  It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same.  It has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.
6.5. Institutional Accredited Investor.  It is and will be on the Closing Date (a) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (b) a QIB.
6.6. Financial and Business Sophistication.  It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes.  It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.
6.7. Ability to Bear Economic Risk of Investment.  It recognizes that an investment in the Subordinated Notes involves substantial risk.  It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.
6.8. Information.  It acknowledges that:  (a) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (b) it has conducted its own examination of the Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; (c) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes (including meeting with representatives of the Company); and (d) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer and sale of the Subordinated Notes.  It has reviewed the information set forth in the Company’s Reports, the exhibits hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement. It acknowledges that Company qualifies as a “smaller reporting company” and, as a result, Company has elected to scale its disclosures in the Company’s Reports filed with the SEC and that such Company’s Reports include less extensive disclosure than required of other reporting companies.
6.9. Access to Information.  It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.10. Investment Decision.  It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Placement Agent.  Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein.  It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement.  Furthermore, it acknowledges that (a) the Placement Agent has not performed any due diligence review on behalf of it or provided it with any legal, tax or investment advice and (b) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.
6.11. Private Placement; No Registration; Restricted Legends.  It understands and acknowledges that the Subordinated Notes are characterized as “restricted securities” under the Securities Act and are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to it.  It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.  It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note.  It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Placement Agent nor the Company have or has made or are or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred.
6.12. Placement Agent.  It will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.
6.13. Tier 2 Capital.  If the Company provides notice as contemplated in Section 5.3(f) of the occurrence of the event contemplated in such section, thereafter the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.
6.14. Accuracy of Representations.  It understands that each of the Placement Agent and the Company are relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.
6.15. Representations and Warranties Generally.  The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein.  Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.
7.	MISCELLANEOUS.
7.1. Prohibition on Assignment by the Company.  Except as described in Section 8(b) (Merger or Sale of Assets) of the Subordinated Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of all the Noteholders (as defined in the Subordinated Note).  In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Noteholders (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.
7.2. Time of the Essence.  Time is of the essence for this Agreement.
7.3. Waiver or Amendment.  No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of at least fifty percent (50%) of the aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may:  (a) reduce the principal amount of the Subordinated Note; (b) reduce the rate of or change the time for payment of interest on any Subordinated Note; (c) extend the maturity of any Subordinated Note, (d) change the currency in which payment of the obligations of the Company under this Agreement and the Subordinated Notes are to be made; (e) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes, (f) make any changes to Section 5 (Events of Default; Acceleration); Section 6 (Failure to Make Payments); Section 7 (Affirmative Covenants of the Company); or Section 8 (Negative Covenants of the Company) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; or (g) disproportionately and adversely affect the rights of any of the holders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder.  Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.
7.4. Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
7.5. Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:
if to the Company:	Security Federal Corporation 238 Richland Avenue, Northwest Aiken, South Carolina 29801 Attention: J. Chris Verenes, Chief Executive Officer
with a copy to:	Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22101 Attention: John Breyer
if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).
7.6. Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, (i) unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company and (ii) unless such assignment complies with the Assignment Form attached to the Subordinated Notes, no assignment made by a Purchaser shall be effective or confer any rights on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Subordinated Notes pursuant to an assignment complying with the Assignment Form attached to the Subordinated Notes.
7.7. No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.
7.8. Documentation.  All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.
7.9. Entire Agreement.  This Agreement and the Subordinated Notes, along with any exhibits thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.  No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.
7.10. Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws.  Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.
7.11. No Third Party Beneficiary.  This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.
7.12. Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
7.13. Captions; Counterparts.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
7.14. Knowledge; Discretion.  All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.
7.15. Waiver Of Right To Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE COMPANY AND PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS.  THE COMPANY AND PURCHASERS ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL.  THE COMPANY AND PURCHASERS FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY EACH OF THEM AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
7.16. Expenses.  Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
7.17. Survival.  Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first written above.
COMPANY:

SECURITY FEDERAL CORPORATION

By:
Name:           J. Chris Verenes,
Title:             Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first written above.
PURCHASER:

[INSERT PURCHASER NAME]

By:
Name:   [●],
Title:       [●]

Address of Purchaser:

[●]
[●]
[●]

Principal Amount of Purchased Subordinated Note:

$[●]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

SECURITY FEDERAL CORPORATION
5.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE NOVEMBER 22, 2029

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 OF THIS SUBORDINATED NOTE) OF SECURITY FEDERAL CORPORATION INC (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL CREDITORS AND SECURED CREDITORS, AND IS UNSECURED.  IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.  IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE.  AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES, (II) WITH RESPECT TO THE EXISTING JUNIOR SUBORDINATED DEBENTURES OF THE COMPANY (UNDERLYING THE OUTSTANDING TRUST PREFERRED SECURITIES) AS OF THE DATE OF THE ISSUANCE OF THIS SUBORDINATED NOTE TO WHICH THIS SUBORDINATED NOTE SHALL BE SENIOR, (III) WITH RESPECT TO ANY INDEBTEDNESS BETWEEN THE COMPANY AND ANY OF ITS SUBSIDIARIES OR AFFILIATES, OR (IV) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.
THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.
THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.
THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”),

OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING.  ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER:  (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. 2029- [●]	CUSIP Accredited Investors 813903 AC5 /US813903AC59

CUSIP (QIBs) 813903 AB7 /US813903AB76
SECURITY FEDERAL CORPORATION
5.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE NOVEMBER 22, 2029
1. Subordinated Notes.  This Subordinated Note is one of an issue of notes of Security Federal Corporation, a South Carolina corporation (the “Company”) designated as the “5.25% Fixed-to-Floating Rate Subordinated Notes due November 22, 2029” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement, dated as of the Issue Date (as defined herein), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (the “Purchase Agreement”).
2. Payment.  The Company, for value received, promises to pay to [●], or its registered assigns, the principal sum of [●] Dollars (U.S.) ($[●]), plus accrued but unpaid interest on November 22 , 2029 (“Stated Maturity”) and to pay interest thereon (i) from and including the Issue Date of the Subordinated Notes to but excluding November 22 , 2024 or the earlier redemption date contemplated by Section 4 of this Subordinated Note, at the rate of 5.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on June 1 and December 1 of each year (each, a “Fixed Interest Payment Date”), beginning June  1, 2020, and (ii) from and including November 22 , 2024 to but excluding the Stated Maturity or the earlier redemption date contemplated by Section 4 of this Subordinated Note, at the rate per annum, reset semi-annually, equal to LIBOR determined on the Interest Determination Date (as defined below) of the applicable interest period plus 369 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable semi-annually in arrears on June 1 and December 1 of each year (each, a “Floating Interest Payment Date”).
(a) An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.
(b) “LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the second London Banking Day (as defined below) prior to the first day of the applicable floating rate interest period (the “Interest Determination Date”).  A “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
 (i) If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Interest Determination Date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time.  If at least two quotations are provided, LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided.
 (ii) If fewer than two such quotations contemplated by Section 2(b)(i) above are provided or are available, the Company will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time.  If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided.
     (iii) If (A) fewer than the two quotations contemplated by Section 2(b)(i) above, and (B) fewer than the three quotations contemplated by Section 2(b)(ii) above are provided or are available, the Company, after consulting such sources as it reasonably deems in good-faith to be comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the applicable interest period in its sole discretion.
     (iv) Notwithstanding the foregoing clauses (i), (ii) and (iii) of this Section 2:
(1) If the Company reasonably determines in good faith on the relevant Interest Determination Date that the LIBOR base rate has been discontinued, then the Company will use a substitute or successor base rate that it has determined in its sole reasonable discretion is most comparable to the LIBOR base rate, provided that if the Company reasonably determines in good faith that there is an industry-accepted substitute or successor base rate, then the Company shall use such substitute or successor base rate (such rate, together with any rate determined by the Company pursuant to Section 2(b)(ii), the “Alternative Rate”);
(2) If the Company has determined to utilize a substitute or successor base rate in accordance with the foregoing, the Company in its sole reasonable discretion may determine what business day convention to use, the definition of business day, the Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate; and
(3) The Company shall provide each Noteholder (as defined herein) with notice of its determination of an Alternative Rate promptly after such determination.  If, within five (5) Business Days (as defined herein) after providing such notice, the Company is notified by the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes that such Noteholders reasonably believe that the determination of such Alternative Rate is not consistent with this Section 2, then the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes, each using their commercially reasonable judgment, shall  determine the Alternative Rate.  In the event the Noteholders of a majority in principal amount of the outstanding Subordinated Notes cannot reach agreement on such Alternative Rate within fifteen (15) Business Days of the Company’s notification of its proposed Alternative Rate under this Section 2, the Alternative Rate shall be the rate identified by the Noteholder of the largest principal amount of Subordinated Notes, selected based on such Noteholder’s commercially reasonable judgment.
Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day.  The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of South Carolina are generally authorized or required by law or executive order to be closed.

3. Subordination.
(a) The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of Security Federal Bank (the “Bank”) whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on:  (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of the Bank and all obligations to the Company’s general creditors and secured creditors; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) any obligation of the Company to its general creditors, as defined for purposes of the capital adequacy regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) applicable to the Company, as the same may be amended or modified from time to time; (vii) all obligations that are similar to those in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (vii) all obligations of the types referred to in clauses (i) through (vi) of other persons secured by a lien on any property or asset of the Company, and (viii) in the case of clauses (i) through (viii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, (C) the existing Floating Rate Junior Subordinated Deferrable Interest Debentures due 2036 of the Company (underlying the outstanding trust preferred securities) as of the date of the issuance of this Subordinated Note to which this Subordinated Note shall be senior, or (D) any indebtedness between the Company and any of its subsidiaries or Affiliates.  This Subordinated Note is not secured by any assets of the Company or any subsidiary or Affiliate of the Company.  The term “Affiliate(s)” means, with respect to any Person (as such term is defined in the Purchase Agreement), such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.
(b) In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note.  Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each, a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to the existing junior subordinated debentures of the Company (underlying the outstanding trust preferred securities) as of the Issue Date to which this Subordinated Note shall be senior, (iii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates or (iv) on account of any capital stock.
(c) If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes, notwithstanding the provisions of Section 18 hereof.  The provisions of this paragraph shall not apply to any payment with respect to which Section 3(b) above would be applicable.
(d) Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.  Each Noteholder, by its acceptance hereof, agrees to and shall be bound by the provisions of this Section 3.  Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.
4. Redemption.
(a) Redemption Prior to Fifth Anniversary.  This Subordinated Note shall not be redeemable by the Company in whole or in part prior to the fifth (5th)anniversary of the date upon which this Subordinated Note was originally issued (the “Issue Date”), except in the event of:  (i) a Tier 2 Capital Event (as defined below), (ii) a Tax Event (as defined below) or (iii) an Investment Company Event (as defined below).  Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, subject to Section 4(f) below, the Company may redeem this Subordinated Note in whole or in part at any time, upon giving not less than 10 (ten) calendar days’ notice to the Noteholder of this Subordinated Note at an amount equal to one hundred percent (100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date.  “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Subordinated Note no longer qualifies as “Tier 2” Capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of Issue Date.  “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred and twenty (120) calendar days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.  “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred and twenty (120) calendar days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.
(b) Redemption on or after Fifth Anniversary.  On or after the fifth anniversary of the Issue Date, subject to Section 4(f) below, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part at any time and from time to time, at an amount equal to one hundred percent

(100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000.  In addition, the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event.  The redemption referred to in this Section 4 shall be subject to any required regulatory approvals.
(c) Partial Redemption.   If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders.  For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed.
(d) No Redemption at Option of Noteholder.  This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.
(e) Effectiveness of Redemption.  If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the Noteholder to receive the amount payable on such redemption, without interest.
(f) Regulatory Approvals.  Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, including, but not limited to, the consent of the Federal Reserve.  In the case of any redemption of this Subordinated Note pursuant to paragraphs (b) or (c) of this Section 4, the Company will give the Noteholder notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the proposed redemption date.
(g) Purchase and Resale of the Subordinated Notes.  Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise.  If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.
5. Events of Default; Acceleration.  Each of the following events shall constitute an “Event of Default”:
(a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days;
(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c) the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;
(d) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) consecutive calendar days;
(e) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;
(f) the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries); or
(g) the default or breach of the Company to materially perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes and the continuation of such default or breach (without such default or breach having been waived in accordance with the provisions of Section 17) for a period of 90 consecutive calendar days after there has been given to the Company by the Holders of not less than 25.0% in principal amount of the outstanding Subordinated Notes, by registered or certified mail, in the manner set forth in Section 22, a written notice specifying such default or breach and requiring it to be remedied, and stating that such notice is a “Notice of Default” hereunder.
Unless the principal of this Subordinated Note already shall have become due and payable, if an Event of Default described in Section 5(a) or Section 5(b) shall have occurred and be continuing, the holder of this Subordinated Note, by notice in writing to Company, may declare the principal amount of this Subordinated Note to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable.  The Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.  Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 5(a) or Section 5(b), the Noteholders may not accelerate the Stated Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable.  The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 14 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.
Prior to any acceleration of this Subordinated Note, a Noteholder may waive pursuant to Section 18 below any past Event of Default. In addition, a Noteholder may rescind a declaration of acceleration of this Subordinated Note before any judgment has been obtained if (i) the Company pays all matured installments of principal of and interest on this Subordinated Note (other than installments due by reason of acceleration) and interest on the overdue installments; and (ii) all other Events of Default with respect to this Subordinated Note have been cured or waived.
6. Failure to Make Payments.  In the event of any failure by the Company to make any required payment of principal or interest on this Subordinated Note (and in the case of payment of interest, such failure to pay shall have continued for thirty (30) calendar days), the Company will, upon demand of the Noteholder of this Subordinated Note, pay to the Noteholder of this Subordinated Note the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law.  If the Company fails to pay such amount upon such demand, the Noteholder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.
Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note, or an Event of Default until such Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 18 hereof, the Company shall not, except as required by any federal or state governmental agency:  (a) declare or pay any distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.
7. Affirmative Covenants of the Company.
(a) Notice of Certain Events.  To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Noteholder of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:
 (i) the total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of the Company (but only to the extent the Company is required to measure and report such ratios on a consolidated basis under applicable law) or any of the Company’s banking subsidiaries becomes less than ten percent (10.0%), eight percent (8.0%), six and one-half percent (6.50%) or five percent (5.0%), respectively;
 (ii)          the Company, or any officer of the Company, becomes subject to any formal, written regulatory enforcement action (as defined by the applicable state or federal regulatory authority);
 (iii)         the appointment, resignation, removal or termination of the Chief Executive Officer, President, Chief Administrative Officer, Chief Financial Officer, Chief Lending Officer or any director of the Company; or
 (iv)          there is a change in ownership, from the ownership on the Closing Date, of twenty-five percent (25%) or more of the outstanding securities of the Company entitled to vote for the election of directors.

(b) Payment of Principal and Interest.  The Company covenants and agrees for the benefit of the Noteholder of this Subordinated Note that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.
(c) Maintenance of Office.  The Company will maintain an office or agency in the city of Aiken, South Carolina where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.  The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the city of Aiken, South Carolina.  The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.
(d) Corporate Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect:  (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary; and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.
(e) Maintenance of Properties.  The Company will, and will cause each of its subsidiaries to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7 will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business.
(f) Compliance Certificate.  The Company will deliver to the Noteholders, within 120 calendar days after the end of each fiscal year, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
(g) Tier 2 Capital.  Whether or not the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve, if all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will promptly notify the Noteholder and thereafter, subject to the Company’s right to redeem the Subordinated Notes under such circumstances pursuant to the terms of the Subordinated Notes, if requested by the Company, the Company and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 7(g) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b).

(h) Compliance with Laws.  The Company shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement) on the Company and its subsidiaries, taken as a whole.
(i) Taxes and Assessments.  The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.
(j) Financial Statements; Access to Records.
  (i) Not later than forty-five (45) calendar days following the end of each fiscal quarter for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FR Y-9C to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited parent company only balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice.  Quarterly financial statements, if required herein, shall be unaudited and need not comply with generally accepted accounting principles (“GAAP”).
  (ii) Not later than one hundred and twenty (120) calendar days from the end of each fiscal year, upon request the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended.  Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.
8. Negative Covenants of the Company.
(a) Limitation on Dividends.  The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory capital purposes under Section 225.2(r) of Regulation Y immediately prior to the declaration of such dividend or distribution, except for dividends payable solely in shares of common stock of the Company.
(b) Merger or Sale of Assets.  The Company shall not merge into another entity, or convey, transfer or lease substantially all of its properties and assets to any person, unless:
    (i) the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and
   (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

9. Global Subordinated Notes.
(a) Provided that applicable depository eligibility requirements are met, upon the written election of any Noteholder that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, the Company shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by Noteholders that are Qualified Institutional Buyers shall be issued in the form of one or more Global Subordinated Notes (each, a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.
(b) Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within 90 days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within 90 days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing.  Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.
(c) If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 9 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.
(d) Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.
(e) The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures.  Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants.  If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein.  The Registrar shall have no liability in respect of any transfers affected by the Depositary.
(f) The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.
(g) No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever.  Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.
(h) The Company, within thirty (30) calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Note, shall mail to all the Noteholders, at their addresses shown on the Security Register, such written notice of Event of Default.
10. Denominations.  The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
11. Charges and Transfer Taxes.  No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.
12. Payment Procedures.  Payment of the principal and interest payable on the Stated Maturity will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the Noteholder of this Subordinated Note if such Noteholder shall have previously provided wire instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined herein) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Stated Maturity) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder of this Subordinated Note, as such person’s address appears on the Security Register (as defined below).  Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder of this Subordinated Note not less than ten (10) calendar days prior to such Special Record Date.  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due.  All payments on this Subordinated Note shall be applied first against interest due hereunder; and then against principal due hereunder.  The Noteholder of this Subordinated Note acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event that the Noteholder of this Subordinated Note receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Subordinated Notes, then the Noteholder of this Subordinated Note shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.
13. Form of Payment.  Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
14. Registration of Transfer, Security Register.  Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder of this Subordinated Note in person, or by its attorney duly authorized in writing, at the Payment Office. The Subordinated Notes will initially be issued in certificated form. The Company shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”).  Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder.  Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder of this Subordinated Note or its attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Stated Maturity or (ii) the due delivery of notice of redemption.
15. Priority.  The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes and all Senior Indebtedness.
16. Ownership.  Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.
17. Waiver and Consent.
(a) Any consent or waiver given by the Noteholder of this Subordinated Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.  This Subordinated Note may also be amended or waived pursuant to, and in accordance with, the provisions of Section 7.3 of the Purchase Agreement.  No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Any insured depository institution which shall be a holder of this Subordinated Note or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the repayment of the indebtedness evidenced thereby.
(b) No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Noteholders holding not less than more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 5 (Events of Default; Acceleration); Section 6 (Failure to Make Payments); Section 7 (Affirmative Covenants of the Company); or Section 8 (Negative Covenants of the Company) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately affect any of the Noteholders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby.  The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder.  Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

18. Absolute and Unconditional Obligation of the Company.  No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.
19. Successors and Assigns.  This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns.  The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder.  To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.
20. No Sinking Fund; Convertibility.  This Subordinated Note is not entitled to the benefit of any sinking fund.  This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary.
21. No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the holder of this Subordinated Note and as part of the consideration for the issuance of this Subordinated Note.
22. Notices.  All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at 238 Richland Avenue Northwest, Aiken, South Carolina 29801, Attention:  J. Chris Verenes, Chief Executive Officer, or to such other address as the Company may provide to the Noteholders (the “Payment Office”).  All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at such Noteholder’s address as set forth in the Security Register.
23. Further Issues.  The Company may, without the consent of the Noteholders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.
24. Governing Law; Interpretation.  THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.  THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.
SECURITY FEDERAL CORPORATION

By: ________________________________
Name: J. Chris Verenes
Title: Chief Executive Officer

ATTEST:

____________________________________
Name:          Jessica T. Cummins
Title:              Chief Financial Officer

[Signature Page to Subordinated Note]

ASSIGNMENT FORM
To assign this Subordinated Note, fill in the form below:  (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Print or type assignee’s social security or tax identification no.)

and irrevocably appoint _________________________________ as agent to transfer this Subordinated Note on the books of the Company.  The agent may substitute another to act for it.

Date:_________________________	Your signature:__________________________________________
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax identification no:_____________________________________

Signature Guarantee:
                (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the
               Exchange Act.)

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:
CHECK ONE BOX BELOW:
[ ]	(1)	acquired for the undersigned’s own account, without transfer;
[ ]	(2)	transferred to the Company;
[ ]	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act;
[ ]	(4)	transferred under an effective registration statement under the Securities Act;
[ ]	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;
[ ]	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

[ ]	(7)
transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or

[ ]	(8)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.
Assignee's Signature:

Signature Guarantee:
                (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Assignee's Signature: